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                                                                    EXHIBIT 11.1

                  DELPHI FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                   Year Ended December 31,
                                                                         -----------------------------------------
                                                                            1996            1995           1994
                                                                         ----------     ----------      ----------
Computation for consolidated statements of income:
    Income from continuing operations.............................       $   53,854     $   32,742      $   25,944
    Discontinued operations, net of income tax benefit
       Loss from operations.......................................             (765)        (2,278)           (126)
       Loss on disposal...........................................           (5,836)             -               -
                                                                         ----------     ----------      ----------
    Net income....................................................       $   47,253     $   30,464      $   25,818
                                                                         ==========     ==========      ==========

    Weighted average number of common shares
       outstanding during the periods.............................           17,276         14,092          13,864
    Add common equivalent shares (determined using
       the "treasury stock" method) representing shares
       issuable upon exercise of stock options and deferred shares            1,417            440             631
                                                                         ----------     ----------      ----------
    Weighted average number of common shares used
       in computation of earnings per share.......................           18,693         14,532          14,495
                                                                         ==========     ==========      ==========

    Results per share of common stock:
       Income from continuing operations..........................       $     2.88     $     2.25      $     1.79
       Discontinued operations, net of income tax benefit:
          Loss from operations....................................            (0.04)         (0.15)          (0.01)
          Loss on disposal........................................            (0.31)             -               -
                                                                         ----------     ----------      ----------
       Net income.................................................       $     2.53     $     2.10      $     1.78
                                                                         ==========     ==========      ==========

Assuming full dilution:
    Weighted average common shares outstanding....................           18,693         14,532          14,495
    Incremental common shares applicable to stock
       options based on the more dilutive of
       the common stock ending or average (during
       the period) market value per share.........................                9              4               6
                                                                         ----------     ----------      ----------
    Weighted average common shares, assuming full dilution........           18,702         14,536          14,501
                                                                         ==========     ==========      ==========

    Results per share of common stock, assuming full dilution:
       Income from continuing operations..........................       $     2.88     $     2.25      $     1.79
       Discontinued operations, net of income tax benefit:
          Loss from operations....................................            (0.04)         (0.15)          (0.01)
          Loss on disposal........................................            (0.31)             -               -
                                                                         ----------     ----------      ----------
       Net income.................................................       $     2.53     $     2.10      $     1.78
                                                                         ==========     ==========      ==========
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